                                                                 Exhibit d(1)(d)
                                 AMENDMENT NO. 3
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

      This Amendment dated as of May 2, 2003, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 21, 2000, between AIM Equity Funds, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

                            W I T N E S S E T H:

      WHEREAS, the parties desire to amend the Agreement to add two new portfolios, the AIM U.S. Growth Fund and the AIM Basic Value II Fund;

      NOW, THEREFORE, the parties agree as follows;

      1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                   "APPENDIX A
                            FUNDS AND EFFECTIVE DATES

NAME OF FUND                                EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                                ------------------------------------
AIM Aggressive Growth Fund                           June 1, 2000

AIM Basic Value II Fund                             August 29, 2002

AIM Blue Chip Fund                                   June 1, 2000

AIM Capital Development Fund                         June 1, 2000

AIM Charter Fund                                     June 1, 2000

AIM Constellation Fund                               June 1, 2000

AIM Core Strategies Fund                           December 28, 2001

AIM Dent Demographic Trends Fund                     June 1, 2000

AIM Diversified Dividend Fund                      December 28, 2001

AIM Emerging Growth Fund                             June 1, 2000

AIM Large Cap Basic Value Fund                       June 1, 2000

AIM Large Cap Growth Fund                            June 1, 2000

AIM Mid Cap Growth Fund                              June 1, 2000


AIM U.S. Growth Fund                                August 29, 2002

AIM Weingarten Fund                                  June 1, 2000

                                   APPENDIX B
                           COMPENSATION TO THE ADVISOR


      The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                           AIM AGGRESSIVE GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $150 million...............................................     0.80%
Over $150 million................................................    0.625%


                               AIM BLUE CHIP FUND
                          AIM CAPITAL DEVELOPMENT FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $350 million...............................................     0.75%
Over $350 million................................................    0.625%


                                AIM CHARTER FUND
                             AIM CONSTELLATION FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $ 30 million...............................................     1.00%
Over $30 million to and including $150 million...................     0.75%
Over $150 million................................................    0.625%



                      AIM DENT DEMOGRAPHIC TRENDS FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $2 billion.................................................     0.85%
Over $2 billion..................................................     0.80%

                            AIM EMERGING GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $ 1 billion................................................     0.85%
Over $ 1 billion.................................................     0.80%



                         AIM LARGE CAP BASIC VALUE FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $ 1 billion................................................     0.60%
Over $1 billion to and including $ 2 billion.....................    0.575%
Over $ 2 billion.................................................     0.55%



                            AIM CORE STRATEGIES FUND
                          AIM DIVERSIFIED DIVIDEND FUND
                            AIM LARGE CAP GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $ 1 billion................................................     0.75%
Over $1 billion to and including $ 2 billion.....................     0.70%
Over $ 2 billion.................................................    0.625%



                             AIM MID CAP GROWTH FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $ 1 billion................................................     0.80%
Over $ 1 billion.................................................     0.75%

                              AIM U.S. GROWTH FUND
                             AIM BASIC VALUE II FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $1 billion.................................................     0.75%
Over $1 billion to and including $ 2 billion.....................     0.70%
Over $2 billion..................................................     0.65%



                            AIM WEINGARTEN FUND

NET ASSETS                                                         ANNUAL RATE
----------                                                         -----------
First $30 million................................................     1.00%
Over $30 million to and including $350 million...................     0.75%
Over $350million.................................................    0.625%"


2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                               AIM EQUITY FUNDS


Attest:  /s/ Illegible                         By:   /s/ Robert H. Graham
         -------------------------                   -------------------------
         Assistant Secretary                         Robert H. Graham
                                                     President


(SEAL)

                                               A I M ADVISORS INC.


Attest:  /s/ Illegible                         By:   /s/ Mark H. Williamson
         -------------------------                   -------------------------
         Assistant Secretary                         Mark H. Williamson
                                                     President


(SEAL)